UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report

(Date of earliest event reported):

September 14, 2009

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS

On September 14, 2009, Heritage Financial Corporation (the “Company”) announced that it expects to offer and sell approximately $35 million of common stock in an underwritten public offering. The offer and sale would be made pursuant to the Company’s shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on December 18, 2008. Keefe, Bruyette & Woods, Inc. is serving as lead book-running manager of the offering, and D.A. Davidson & Co. is a co-manager. The Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any.

A copy of the press release is attached as Exhibit 99.1 to this Report, and is incorporated herein by reference in its entirety.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1	News Release issued by Heritage Financial Corporation, dated September 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2009

HERITAGE FINANCIAL CORPORATION

By:	/s/ Brian L. Vance
Brian L. Vance President and Chief Executive Officer